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                                                                  EXHIBIT 23.01

  REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Electronic Arts Inc.:

  The audits referred to in our report dated May 1, 1997, except as to Note 14 which is as of June 4, 1997, include the related financial statement schedule for each of the years in the three-year period ended March 31, 1997, included herein. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" in the proxy statement/prospectus filed on Form S-4.

                                          KPMG Peat Marwick LLP

Palo Alto, California
June 24, 1997